EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 of Registration Statement No. 333-210780 on Form S-3 of Presbia PLC of our report dated March 25, 2016, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Presbia PLC for the year ended December 31, 2015.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, California
April 29, 2016